Exhibit 99.1

Pike Reports Record Full Year Core Revenue

Fourth quarter 2012 revenue growth of 40% in core services increases full year growth rate to 16% year-over-year

MOUNT AIRY, N.C.--(BUSINESS WIRE)--September 5, 2012--Pike Electric Corporation (NYSE: PIKE), one of the nation’s leading energy solutions providers, today reported fiscal fourth quarter and full year results for the period ended June 30, 2012. In the fourth quarter of fiscal year 2012, revenue totaled $178.6 million, an increase of 10% compared to $162.7 million in the year-ago period. Net income totaled $1.4 million, or $0.04 per diluted share, compared to $2.1 million, or $0.06 per diluted share, in the year-ago period.

Core services revenue increased for the fourth consecutive quarter to $171.0 million, up 40% compared to $122.0 million in the year-ago period. Strong year-over-year revenue growth rates were achieved in each of the Company’s core services, with distribution and other revenue up 46%, transmission revenue up 25%, and engineering and substation revenue up 35%. Storm restoration revenue totaled $7.6 million, compared to $40.7 million in the year-ago period. Last year’s heightened level of storm revenue was primarily associated with the massive tornadoes that tore through Alabama and Tennessee.

“The sustained growth in all areas of our engineering and construction business reflects improving demand trends across the U.S.,” said J. Eric Pike, Chairman and CEO of Pike. “The recent acquisition of UC Synergetic is expected to build upon this momentum in core energy solutions, will add to our storm response capabilities, and provides us with an engineering platform to serve the communications industry.”

Gross profit totaled $21.9 million in the fiscal fourth quarter 2012, or 12.3% of revenue. Gross profit totaled $23.2 million in the fiscal fourth quarter last year, or 14.2% of revenue. The higher gross margin in the year-ago period was attributable to the significant volume of storm restoration activity.

Fiscal year 2012 revenue totaled $685.2 million, an increase of 15% compared to $593.9 million in fiscal year 2011. Net income totaled $10.9 million, or $0.31 per diluted share, compared to $1.4 million, or $0.04 per diluted share in fiscal year 2011.

Core services revenue totaled $614.6 million in fiscal year 2012, up 16% compared to $529.3 million in fiscal year 2011. Storm restoration revenue totaled $70.6 million in fiscal year 2012, up 9% from $64.5 million in the prior year.

Mr. Pike remarked that, “The improvement in our full year 2012 results was primarily driven by growth in distribution revenue, which increased 26% year-over-year. With our current mix of engineering and construction services, particularly in the Western U.S., we expect more balanced growth across our full spectrum of core services in the future.”

Gross profit totaled $91.7 million in fiscal year 2012, up from $67.9 million in fiscal year 2011. As a percent of revenue, gross margin totaled 13.4% this year, up 200 basis points from 11.4% last year. The improved gross margin in 2012 reflects increased volume in the Company’s distribution business, increased storm revenues and improved margin percentages in all core services.

About Pike Electric Corporation

Pike Electric Corporation is a leading provider of energy solutions to over 300 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

This press release and other statements we make from time to time in the future may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to our plans, objectives and future estimates. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of our Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three months ended June 30,		Twelve months ended June 30,
	2012	2011	2012	2011
Revenues	$178,581	$162,712	$685,169	$593,858
Cost of operations	156,697	139,538	593,478	525,915

Gross profit	21,884	23,174	91,691	67,943
General and administrative expenses	18,123	17,498	66,219	57,675
(Gain) loss on sale of property and equipment	(338)	226	(626)	751

Income from operations	4,099	5,450	26,098	9,517
Other expense (income):
Interest expense	1,287	1,514	7,304	6,608
Other, net	(36)	(17)	(63)	(55)

Total other expense	1,251	1,497	7,241	6,553

Income before income taxes	2,848	3,953	18,857	2,964
Income tax expense	1,484	1,903	7,974	1,563

Net income	$1,364	$2,050	$10,883	$1,401

Earnings per share:
Basic	$0.04	$0.06	$0.31	$0.04
Diluted	$0.04	$0.06	$0.31	$0.04

Shares used in computing earnings per share:
Basic	35,009	33,492	34,678	33,399
Diluted	35,251	34,149	35,111	33,996

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30	June 30,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,601	$311
Accounts receivable from customers, net	91,059	80,902
Costs and estimated earnings in excess of billings
on uncompleted contracts	66,414	49,266
Inventories	15,348	8,338
Prepaid expenses and other	9,001	16,044
Deferred income taxes	9,722	7,969
Total current assets	193,145	162,830
Property and equipment, net	174,655	177,682
Goodwill	122,932	110,893
Other intangibles, net	43,617	38,353
Deferred loan costs, net	2,175	2,005
Other assets	1,624	1,846
Total assets	$538,148	$493,609

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,206	$20,079
Accrued compensation	28,703	25,474
Billings in excess of costs and estimated earnings
on uncompleted contracts	5,318	12,224
Accrued expenses and other	7,551	8,185
Current portion of insurance and claim accruals	11,525	12,526
Total current liabilities	79,303	78,488
Revolving credit facility	123,000	-
Long-term debt	-	99,000
Insurance and claim accruals, net of current portion	3,956	6,621
Deferred compensation, net of current portion	5,578	6,140
Deferred income taxes	46,749	46,179
Other liabilities	2,637	2,792
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 100,000 authorized
shares; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 100,000 authorized shares; 35,052 and 33,666 shares issued and outstanding
at June 30, 2012 and June 30, 2011, respectively	6,428	6,427
Additional paid-in capital	173,060	161,586
Accumulated other comprehensive loss, net of taxes	-	(178)
Retained earnings	97,437	86,554
Total stockholders’ equity	276,925	254,389
Total liabilities and stockholders’ equity	$538,148	$493,609

PIKE ELECTRIC CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(Unaudited)
(In thousands)

	Three months ended June 30,		Twelve months ended June 30,
	2012	2011	2012	2011
Distribution and other	$110,944	$76,230	$418,780	$333,360
Transmission	21,717	17,354	72,536	78,194
Engineering and substation	38,326	28,437	123,307	117,781

Core revenues	$170,987	$122,021	$614,623	$529,335
Storm restoration revenues	7,594	40,691	70,546	64,523

Total revenues	$178,581	$162,712	$685,169	$593,858

CONTACT:
Pike Electric Corporation
Investor Relations Contact, 336-719-4622
IR@pike.com